UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2005 (October 5, 2005)

Behringer Harvard Short-Term Opportunity Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On October 5, 2005, Behringer Harvard Short Term Opportunity Fund I LP (which may be referred to as the “Registrant,” “we,” “our,” and “us”) acquired a 60% interest in the ownership of 72.26 acres of land in Collin County, Texas (the “Melissa Land”), through our direct partnership interest in BHDGI, Ltd. (the “Melissa Land Partnership”). The site is planned for development into residential lots for the future sale to home builders. The Melissa Land has no operations and no operations are planned by the Melissa Land Partnership. The contract price for the Melissa Land was $2,800,000, excluding closing costs. The purchase price of the transaction was determined through negotiations with the Melissa Land Partnership and MSDL, Inc. (the “Seller” and the “Developer”). We made an initial capital contribution to the Melissa Land Partnership of $800,000.

On September 15, 2005, we entered into the Melissa Land Partnership Agreement whereby Graybird Developers, LLC (in which we own a 51% interest) became the general partner, we became the Class A limited partner and David L. Gray (an unaffiliated third party) became the Class B limited partner. We obtained an ownership interest of 60% and the remaining 40% is held by the Class B limited partner. The general partner is authorized to make decisions and to act on behalf of the Melissa Land Partnership in the ordinary course of business; however, certain major decisions (as defined in the limited partnership agreement) require approval by the general partner and the Class A limited partner.

In evaluating the Melissa Land as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, our general partners considered a number of factors, including the location of the property, the cost of anticipated capital expenditures, the viability of selling the residential lots and the projected sales price for the lots. Our general partners believe that the Melissa Land is well located and will attract high-quality home builders. The Melissa Land Partnership will enter into a Development Agreement with the Developer to perform development services in respect of the property, pursuant to which the Developer will receive a development fee from the Melissa Land Partnership of up to 7% of the controllable costs of developing the property.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 5, 2005, the Melissa Land Partnership borrowed $2,000,000 under a loan agreement (the “Melissa Land Loan Agreement”) with Dallas City Bank (the “Lender”). The Melissa Land Loan Agreement is further evidenced by a promissory note from the Melissa Land Partnership to the Lender. The interest rate under the Melissa Land Loan Agreement is equal to the lesser of (i) the Wall Street Journal Prime Rate plus one-half percent (0.5%) or (ii) the maximum rate allowed by law with interest being calculated on the unpaid principal. Payments of unpaid accrued interest are due on December 29, 2005, March 29, 2006, and June 29, 2006. A final payment of the principal and unpaid accrued interest is due and payable on September 29, 2006, the maturity date. Prepayment of principal can be made, in whole or in part, without penalty or premium, at any time, but with accrued interest to the date of prepayment. Proceeds from the Melissa Loan Agreement were used to fund the purchase of the Melissa Land. The Melissa Land Loan Agreement has been filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

In addition, we have guaranteed payment of the obligation under the Melissa Land Loan Agreement in the event that, among other things, the Melissa Land Partnership becomes insolvent or enters into bankruptcy proceedings. The Melissa Land is subject to a deed of trust to collateralize payment of the Melissa Land Loan Agreement. The Melissa Land Loan Agreement is also secured by a Deed of Trust, Security Agreement and Assignment of Rents, Leases, Incomes and Agreements by the Melissa Land Partnership to Robert Wightman, as trustee, for the benefit of the Lender. Our Guaranty Agreement has been filed as Exhibit 99.4 to this Form 8-K and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.

The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

99.1	Agreement of Limited Partnership of BHDGI, Ltd., by and among Graybird Developers, LLC, Behringer Harvard Short-Term Opportunity Fund I LP and David L. Gray.

99.2	Loan Agreement by and between Dallas City Bank and BHDGI, Ltd. and Behringer Harvard Short-Term Opportunity Fund I LP.

99.3	Promissory Note made between BHDGI, Ltd. and Dallas City Bank.

99.4	Guaranty Agreement made between Behringer Harvard Short-Term Opportunity Fund I LP and Dallas City Bank.

99.5	Deed of Trust, Security Agreement and Assignment of Rents, Leases, Incomes and Agreements by BHDGI, Ltd., as grantor, to Robert Wightman, as trustee, for the benefit of Dallas City Bank.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
	By:	Behringer Harvard Advisors II LP, Co-General Partner
Dated: October 12, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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